Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	Jeffrey T. O’Keefe	Ethan Lyle
	Vice President of Investor Relations	Teneo Strategy
	732-747-7800	212-886-9376

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXPIRATION OF CONSENT SOLICITATION FOR ITS 2024 NOTES AND EXTENSION OF EXPIRATION DATE AND AMENDMENT FOR THE CONSENT SOLICITATION FOR ITS 2022 NOTES

RED BANK, NJ, January 16, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) to the indenture governing K. Hovnanian’s 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) and 10.500% Senior Secured Notes due 2024 (the “2024 Notes,” each of the 2022 Notes and 2024 Notes, a “Series” of Notes, and collectively, the “Notes”) with respect to the 2024 Notes from holders of the 2024 Notes in connection with K. Hovnanian’s previously announced solicitation of consents with respect thereto (the “Consent Solicitation”), which expired with respect to the 2024 Notes at 5:00 p.m., New York City time, on January 12, 2018 (the “Expiration Date”). The Consent Solicitations are made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated December 28, 2017 (the “Consent Solicitation Statement”).

K. Hovnanian has notified Wilmington Trust, National Association, the trustee and collateral agent under the indenture related to the Notes (in both such capacities, the “Trustee”), that it has received the consent of the Holders of at least a majority in aggregate principal amount of outstanding 2024 Notes as required to adopt the Proposed Amendments to the indenture governing the Notes solely with respect to the 2024 Notes. Accordingly, K. Hovnanian, the Company, as guarantor, the other guarantors party thereto (together with the Company, the “Guarantors”), and the Trustee executed on January 16, 2018 a supplemental indenture to the indenture governing the Notes (the “Supplemental Indenture”) effecting the Proposed Amendments with respect to the 2024 Notes. The Supplemental Indenture is effective and constitutes a binding agreement among K. Hovnanian, the Guarantors and the Trustee as of its date of execution. However, the Supplemental Indenture, by its terms, provides that the Proposed Amendments will not become operative unless and until K. Hovnanian pays the consent consideration to the Information and Tabulation Agent for the consenting holders of the 2024 Notes, which it intends to do promptly.

Holders of the 2024 Notes who validly delivered (and did not validly revoke) consents to the Proposed Amendments in the manner described in the Consent Solicitation Statement prior to the Expiration Date are eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of 2024 Notes for which consents were validly delivered prior to the Expiration Date (and not validly revoked prior to the date the Supplemental Indenture was executed and became effective). Holders of the 2024 Notes that provide consents after the Expiration Date will not receive consent consideration.

The Company also announced that K. Hovnanian has modified the terms of the Consent Solicitation with respect to the 2022 Notes, as set forth in a Supplement to the Consent Solicitation Statement, dated January 16, 2018 (the “Supplement”), and as discussed below.

As discussed in the Supplement, the terms of the Consent Solicitation with respect to the 2022 Notes have been modified to extend the expiration date and increase the consent consideration. The expiration date for the Consent Solicitation has been extended to 5:00 p.m., New York City time, on January 22, 2018 (such time and date, as the same may be extended or earlier terminated, the “2022 Notes Expiration Date”). Holders of 2022 Notes who validly deliver (and do not validly revoke) consents to the Proposed Amendments with respect to the 2022 Notes in the manner described in the Consent Solicitation Statement will now be eligible to receive consent consideration equal to $5.00 per $1,000 principal amount of 2022 Notes for which consents have been validly delivered prior to the 2022 Notes Expiration Date (and not validly revoked).

Holders of 2022 Notes who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent or receive the increased consent consideration upon the successful conclusion of the Consent Solicitation relating to the 2022 Notes. Holders of the 2022 Notes are referred to the Consent Solicitation Statement for the detailed terms and conditions of the Consent Solicitation with respect to the 2022 Notes, all of which remain unchanged except as set forth in this release and the Supplement.

Requests for copies of the Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent for the Consent Solicitations, at (212) 430-3774 (collect) or (866) 470-4300 (toll-free).

K. Hovnanian’s obligations to pay the consent consideration are set forth solely in the Consent Solicitation Statement. This press release, the Supplement and the Consent Solicitation Statement shall not constitute an offer to sell nor a solicitation of an offer to purchase any Notes or other securities. The Consent Solicitation is being made only by, and pursuant to the terms of, the Consent Solicitation Statement and with respect to the 2022 Notes, the Supplement, and the information in this news release is qualified by reference to the Consent Solicitation Statement, and with respect to the 2022 Notes, the Supplement. No recommendation is made, or has been authorized to be made, as to whether or not holders of 2022 Notes should consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitation. Each holder of 2022 Notes must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of K. Hovnanian by one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Company, K. Hovnanian or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitation. Subject to applicable law, K. Hovnanian may amend, extend or terminate the Consent Solicitation.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.